UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2005

Commission File Number 1-9929

Insteel Industries, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	56-0674867
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina	27030
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 786-2141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     On February 15, 2005, the Company’s Audit Committee of the Board of Directors (the “Audit Committee”) concluded that the previously issued financial statements as of and for the fiscal year ended October 2, 2004 as filed in the Company’s Form 10-K dated December 7, 2004 and the financial statements as of and for the quarterly period ended January 1, 2005 as reported in the Company’s Form 8-K dated January 24, 2005, should no longer be relied upon because of an error in such financial statements. Accordingly, the Company will file an amendment to its Form 10-K for the year ended October 2, 2004 in order to restate the audited financial statements contained therein. The Company’s Form 10-Q filing for the quarter ended January 1, 2005 will be filed on a delayed basis to allow time for the errors described below to be corrected.

     Pursuant to the Financial Accounting Standards Board Interpretation No. 44, or FIN 44, the Company’s stock option plans, which provide for cashless stock option exercises, are required to be accounted for as variable plans. Under variable plan accounting, compensation expense is required to be recognized when the market price of a company’s stock exceeds the exercise price of the options granted and is to be adjusted on a recurring basis to reflect changes in market valuation. The Company did not account for the plans as required under FIN 44, which was effective for stock option awards made or modified on or after July 1, 2000. The Audit Committee, jointly with the Company’s management, analyzed the impact of the accounting treatment required under FIN 44 with respect to the plans on the Company’s historical financial results and concluded that the error in the accounting treatment with respect to the plans warranted the restatements. The Audit Committee has discussed its determination to restate the Company’s financial statements as discussed above with Grant Thornton LLP, the Company’s independent registered public accounting firm.

     In connection with the restatement of the Company’s financial statements as of and for the year ended October 2, 2004, the Company expects to record a non-cash charge of $5.0 million to $6.0 million (after-tax) on its consolidated statement of operations for the year then ended to reflect the compensation expense resulting from the correction in the accounting for the stock option plans. Additionally, the Company will restate the prior year unaudited interim financial information included in its Form 10-Qs beginning with the quarter ended January 1, 2005 to reflect the correction. The Company also intends to revise the financial information for the quarter ended January 1, 2005 as reported in the Form 8-K filing dated January 24, 2005. In connection therewith, the Company expects to record a non-cash charge of $0.4 million to $0.7 million (after-tax) on its consolidated statement of operations to reflect additional compensation expense for the quarter ended January 1, 2005. The charges recorded for compensation expense will not impact the Company’s previously reported cash flow or total shareholders’ equity, or its compliance with the financial covenants of its senior secured credit facility. The impact on annual and interim periods prior to the year-ended October 2, 2004 is not material.

Cautionary Note Regarding Forward-Looking Statements

     Statements made in this Form 8-K, as well as statements made by the Company in periodic filings with government entities, press releases and other public communications, that reflect management’s current assumptions and estimates of future performance are forward-looking statements made in reliance upon the safe-harbor provisions of the Private Securities Litigation Act of 1995. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those projected, stated or implied by the statements.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES, INC. Registrant
Date: February 15, 2005	By:	/s/	H.O. Woltz III
H.O. Woltz III
President and Chief Executive Officer

Date: February 15, 2005	By:	/s/	Michael C. Gazmarian
Michael C. Gazmarian
Chief Financial Officer and Treasurer